UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Tortoise Capital Series Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-0573018
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6363 College Boulevard, Suite 100A
Overland Park, Kansas 66211

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered
Shares of beneficial interest, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-281744

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are shares of beneficial interest, par value $0.001 per share (the “Shares”), of Tortoise Power and Energy Infrastructure Fund, a series of Tortoise Capital Series Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with the New York Stock Exchange. The description of the Shares is contained in the Prospectus and Statement of Additional Information of the Fund, which are part of the Trust’s Registration Statement on Form N-1A (File Nos. 333-281744 and 811-23997), filed with the Securities and Exchange Commission on December 6, 2024. The description of the Shares is incorporated herein by reference and made part of this registration statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered on this form are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 18, 2024	Tortoise Capital Series Trust

	By:	/s/ Tom Florence
	Name:	Tom Florence
	Title:	President and Chief Executive Officer